Delaware

The First State

I, HARRIET SMITH WINDSOR, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF OWNERSHIP, WHICH MERGES:

"PANGLOBAL BRANDS INC.", A DELAWARE CORPORATION,

WITH AND INTO "EZ ENGLISH ONLINE INC." UNDER THE NAME OF "EZ ENGLISH ONLINE INC.", A CORPORATION ORGANIZED AND EXISTING UNDER THE LAWS OF THE STATE OF DELAWARE, AS RECEIVED AND FILED IN THIS OFFICE THE SECOND DAY OF FEBRUARY, A.D. 2007, AT 2:38 O'CLOCK P.M.

A FILED COPY OF THIS CERTIFICATE HAS BEEN FORWARDED TO THE NEW CASTLE COUNTY RECORDER OF DEEDS.

Harriet Smith Windsor

Harriet Smith Windsor, Secretary of State

3933774 8100M

070119484

AUTHENTICATION: 5405250

DATE: 02-02-07

State of Delaware
Secretary of State
Division of Corporations
Delivered 02:38 PM 02/02/2007
FILED 02:38 PM 02/02/2007
SRV 070119484 - 3933774 FILE

STATE OF DELAWARE
CERTIFICATE OF OWNERSHIP

SUBSIDIARY INTO PARENT
Section 253

CERTIFICATE OF OWNERSHIP
MERGING

PANGLOBAL BRANDS INC.

INTO

EZ ENGLISH ONLINE INC.

(Pursuant to Section 253 of the General Corporation Law of Delaware)

EZ ENGLISH ONLINE INC. ("EZEO"), a corporation incorporated on the 2nd day of March, 2005, pursuant to the provisions of the General Corporation Law of the State of Delaware:

DOES HEREBY CERTIFY that EZEO owns 100% of the capital stock of Panglobal Brands Inc. ("Panglobal"), a corporation incorporated on the 22 day of January, 2007 A.D., pursuant to the provisions of the General Corporation Law of the State of Delaware and that EZEO, by a resolution of its Board of Directors duly adopted by consent resolution on the 22 day of January 2007, A.D., determined to merge into itself said Panglobal, which resolution is in the following words to wit:

WHEREAS EZEO lawfully owns 100% of the outstanding stock of Panglobal, a corporation organized and existing under the laws of the State of Delaware, and

WHEREAS EZEO desires to merge into itself the said Panglobal, and to be possessed of all the estate, property, rights, privileges and franchises of EZEO.

NOW THEREFORE, BE IT RESOLVED, that EZEO merge into itself Panglobal and assumes all of its liabilities and obligations; and

FURTHER RESOLVED, that EZEO relinquishes its corporate name and assumes in place thereof the name Panglobal Brands Inc; and

FURTHER RESOLVED, that an authorized officer of EZEO be and he is hereby directed to make and execute a certificate of ownership setting forth a copy of the resolution to merge said Panglobal and assume its liabilities and obligations, and the date of adoption thereof, and to file the same in the office of the Secretary of State of Delaware, and a certified copy thereof in the office of the Recorder of Deeds of New Castle County; and

FURTHER RESOLVED, that the officers of EZEO be and they hereby are authorized and directed to do all acts and things whatsoever, whether within or without the State of Delaware, which may be in any way necessary or proper to effect said merger.

IN WITNESS WHEREOF, EZEO has caused its corporate seal to be affixed and this certificate to be signed by an authorized officer this 22 day of January, 2007 A.D.

EZ ENGLISH ONLINE INC.

By: ______________________
Authorized Signatory

Name: Jacques Nisio
Title: President and Director

CW1033288.1